Exhibit 3.26

BY-LAWS

OF

WEDCO, INC.

ARTICLE I

STOCKHOLDERS’ MEETINGS

SECTION 1. Annual Meetings. The annual meetings of the stockholders of the corporation, commencing with the year 1984, shall be held at such place within or without the State of New Jersey as may be fixed by resolution of the Board of Directors and as shall be designated in the notice of said meeting, on such date and at such time as the Board of Directors may also fix by resolution, or if the Board of Directors fails to set a date and time, on the third Tuesday of August at 12:00 Noon, if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.

At each annual meeting of stockholders there shall be held an election of directors and such other business as may properly come before it. Failure of the Board to fix the date of or to hold the annual meeting as designated, or to elect a sufficient number of directors at such meeting or any adjournment thereof, shall not otherwise affect the corporate acts of the Board. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient.

A notice of any change in the time or place of a meeting for the election of directors shall be given to each stockholder entitled to vote at the meeting, at least ten days before the election is held, in person or by mail.

SECTION 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of New Jersey, or at such other place within or without the State of New Jersey as may be designated in the notice of said meeting by the Chairman or by the Board of Directors and upon call of the Chairman or the Board of Directors. It shall be the duty of the Chairman or the Board of Directors to order and call such meetings whenever persons holding one-fourth of the capital stock of the corporation outstanding shall in writing request the same. Such special meetings shall be held at such place and in the same manner as in the case of the annual meeting of stockholders.

SECTION 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of New Jersey of every meeting of stockholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary and a copy thereof shall be sent by mail not less than ten days before the meeting, to each stockholder of record entitled to vote at such meeting. Such notice shall be directed to each stockholder at his address as it appears on the stock transfer books. Such further notice shall be given as may be required by law. Except as otherwise expressly provided by statute, no publication of any notice of a meeting of stockholders shall be required. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing or by telegraph, cable, radio, or wireless either before or after such meeting. Except where otherwise required by law, notice of any adjourned meeting of the stockholders of the corporation shall not be required to be given.

SECTION 4. Quorum. At all meetings of stockholders, unless otherwise determined by law or the Certificate of Incorporation, the presence in person or by proxy of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on the particular matter, shall constitute a quorum for the purpose of considering such matter. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting for a period not exceeding twenty days. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 5. Organization and Conduct. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if neither the Chairman, the President or a Vice-President is present, by a Chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of every meeting.

Meetings of the stockholders shall be conducted in any orderly manner determined by the Chairman of the meeting, and his determination on any point of order and any ruling made by him shall be conclusive and non-reviewable.

SECTION 6. Voting. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of New Jersey, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him. Any vote on stock of the corporation may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting, if he shall so request, provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot, and the persons receiving the greatest number of votes shall be the directors of the corporation. The poll at all elections of directors shall be opened in accordance with the laws of the State of New Jersey.

SECTION 7. List of Stockholders and Books. The directors shall cause the Secretary, or other officer designated by them, who has charge of the transfer books and the stock books, to make, at least ten days before every election after the first election, a full, true and complete list, in alphabetical order, of all the stockholders entitled to vote at the ensuing election, and the post-office address and the number of shares held by each. Such list shall at all times during the usual hours for business be kept at the principal office in the State of New Jersey, open to the examination of any stockholder. Such books shall be the only evidence as to who are the stockholders entitled to examine such books or list, and to vote at the election. The Board of Directors shall produce such books and list at the time and place of election, to remain there during the election. Photographs or microphotographs of such books shall have the same force and effect as the original thereof.

SECTION 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the Chairman of the meeting. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office becomes vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

In case the right to vote upon any share of stock is questioned, the inspectors of the election shall refer to the stock books of the corporation to ascertain who are the stockholders, and in the case of a discrepancy between the books, the transfer book shall control and determine who are entitled to vote.

ARTICLE II

DIRECTORS

SECTION 1. Powers, Number, Qualification, Term, Quorum, and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of not less than three nor more than thirteen persons, the exact number to be determined by resolution of the Board. Except as hereinafter provided, directors shall be chosen at the annual meeting of stockholders and each director shall be chosen to serve for one year and until his successor shall be chosen and qualified in his stead. The directors shall have the power, from time to time, when the stockholders as such are not assembled in a meeting, regular or special, to increase or decrease their own number in accordance with these By-Laws. If the number of directors be increased, the additional directors may be chosen by a majority of the directors in office at the time of the increase, or if not so chosen prior to the next annual meeting of the stockholders, they shall be chosen by the stockholders.

A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevent such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, however, that such majority shall constitute at least one-third of the whole Board but not less than two directors. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, the actions of the Board shall be determined at a meeting duly assembled, by vote of a majority of the directors present at the time of the vote, a quorum being present at such time.

In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation, disqualification or otherwise, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors may, by a majority vote, choose a successor or successors for the unexpired term or terms.

SECTION 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of New Jersey as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the Chairman of the Board, the President or any Vice-President or the Secretary or any two directors by oral, telegraphic, or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

SECTION 3. Executive Committee. The Board of Directors may, in its discretion, by the affirmative vote a majority of the whole Board of Directors, appoint an executive committee which shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing it. A majority of any such committee, if the committee be composed of more than two members, may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to discharge any such committee.

SECTION 4. Removal of Directors. At any special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors may by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors be removed from office, either with or without cause, and his successor or their successors may be elected at such meeting; or the remaining directors may, to the extent vacancies are not filled by such election, fill any vacancy or vacancies created by such removal.

ARTICLE III

OFFICERS

SECTION 1. Executive Officers. The executive officers of the corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the stockholders. These shall be a Chairman of the Board, (who shall be the principal executive officer of the corporation, and shall be a director), a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer.

The Board of Directors or the Executive Committee may also in its discretion appint other officers, including Assistant Secretaries, Assistant Treasurers, and agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the corporation in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers on behalf of the corporation.

SECTION 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

SECTION 3. Powers and Duties. The officers of the corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee. The Chairman of the Board, or in his absence the President, shall preside at all meetings of the stockholders.

SECTION 4. Compensation. The officers of the corporation shall receive only such compensation as the Board of Directors may from time to time determine.

SECTION 5. Miscellaneous Provisions. The Board of Directors may require that any officer, agent or employee of the corporation be bonded for the faithful performance of his duties.

ARTICLE IV

CERTIFICATES OF STOCK

SECTION 1. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman or President or a Vice-President and by the Treasurer or Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall bear thereon an impression of the seal of the corporation or a facsimile thereof. The Board of Directors shall appoint a Transfer Agent for the transfer of the stock of the corporation, and also a Registrar for the registration of certificates of stock of the corporation; and the Board of Directors may revoke any such appointment previously made and appoint another Transfer Agent or Registrar in place of the one whose appointment has been revoked. The Board of Directors may appoint the same institution to serve as Registrar and Transfer Agent.

No certificate of stock of any class shall be binding upon the corporation or have any validity unless countersigned by the Transfer Agent and the Registrar of Transfers. In the case of certificates of stock of the corporation countersigned by a Transfer Agent of the corporation and registered by a Registrar of the corporation, the signatures of the officers of the corporation thereon may be facsimiles of their respective autograph signatures, and all of such stock certificates so countersigned and registered and signed in facsimile as aforesaid shall be as valid and effective for all purposes as if the facsimile signatures thereon of such officers were their autograph signatures, and notwithstanding the fact that any such officer whose facsimile signature appears thereon may have ceased to be such officer at the time when any such stock certificates shall be actually issued or delivered.

All certificates shall be consecutively numbered according to the order of registration and denomination. The name and address of the person owning the shares represented thereby, the number of such shares, and the date of issue shall be entered in the books of the corporation.

SECTION 2. The Board of Directors may direct a new certificate or certificates of stock to be issued in the place of any certificate or certificates theretofore issued and alleged to have been lost or destroyed, but the Board of

Directors when authorizing such issue of a new certificate or certificates may, in their discretion, require the owner of the stock represented by the certificate so lost or destroyed, or his legal representative, to furnish proof by affidavit or otherwise to the satisfaction of the Board of Directors as to the ownership of the stock represented by such certificate alleged to have been lost or destroyed and the facts which tend to prove its loss or destruction. The Board of Directors may also require such owner to execute and deliver to the corporation a bond with or without surety, in such sum as the Board may direct, indemnifying the corporation against any claim that may be made against it by reason of the issue of such new certificate or certificates, and against any other liability or loss in the premises.

SECTION 3. Upon compliance with any provisions restricting the transferability of shares that may be set forth in these By-Laws, or in any written agreement between the corporation and the holder in respect thereof, shares of stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person, or by his attorney, upon the surrender and cancellation of certificates for a like number of shares.

SECTION 4. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of the certificates of stock of the corporation.

SECTION 5. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 6. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days preceding the date of any stockholders’ meeting, or the date on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the date for the allotment of rights or the making of any distribution or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may in its discretion fix a date not exceeding fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the allotment of rights or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meetings or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution rights or interests.

ARTICLE V

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of April in each year and shall end on the thirty-first day of March next following, unless otherwise determined by the Board of Directors.

ARTICLE VI

AMENDMENTS

The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be. By-Laws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.